Exhibit 99.1

Media Relations: Brian Beades 212-810-5596	Investor Relations: Tom Wojcik 212-810-8127

BlackRock Reports Quarterly Diluted EPS of $4.86, or $4.92 as adjusted

Full Year Diluted EPS of $16.87, or $16.58 as adjusted

$4.324 Trillion in assets under management at December 31, 2013, up 14% year-over-year

BlackRock Board of Directors Approves 15% Increase in Quarterly Dividend to $1.93

•	$40.5 billion of long-term net inflows for the fourth quarter and $117.1 billion for 2013
•	13% operating income growth (10% as adjusted) from the fourth quarter of 2012 and full year growth of 9% (13% as adjusted)
•	Improved operating margin to 40.8% (42.7% as adjusted) for the quarter and to 37.9% (41.4% as adjusted) for the year
•	24% diluted EPS growth from the fourth quarter of 2012 and full year growth of 22% (21% as adjusted)
•	Consistent capital management with $250 million of quarterly share repurchases, aggregating $1 billion for the year
•	Board of Directors has declared a quarterly cash dividend of $1.93 per share of common stock, payable March 24, 2014 to shareholders of record at the close of business on March 7, 2014

New York, January 16, 2014 — BlackRock, Inc. (NYSE:BLK) today reported full year diluted EPS of $16.87, up 22% from 2012. Fourth quarter 2013 diluted EPS of $4.86 was up 24% from the fourth quarter of 2012. Revenue was up 9% from both the full year 2012 and the fourth quarter of 2012, reflecting growth in markets, long-term net inflows and strength in performance fees and BlackRock Solutions®. Full year 2013 operating income of $3.9 billion was up 9% from 2012. Fourth quarter 2013 operating income of $1.1 billion was up 13% from the fourth quarter of 2012. Operating margin of 37.9% was up 20 basis points for the full year 2013. Fourth quarter operating margin of 40.8% was up 120 basis points from the fourth quarter of 2012.

The BlackRock Board of Directors has declared a quarterly cash dividend of $1.93 per share of common stock, payable March 24, 2014 to shareholders of record at the close of business on March 7, 2014. Since inception of its dividend, BlackRock’s per share dividend has increased each year except 2009, when it was unchanged, and has grown at a compounded annual rate of 24%.

As adjusted results(1): Full year 2013 diluted EPS of $16.58 was up 21% from 2012. Fourth quarter diluted EPS of $4.92 was up 24% from a year ago. Full year 2013 operating income of $4.0 billion was up 13% from 2012. Fourth quarter 2013 operating income of $1.1 billion was up 10% from the fourth quarter of 2012. Operating margin of 41.4% was up 100 basis points for the full year. Fourth quarter 2013 operating margin of 42.7% was up 10 basis points from the fourth quarter of 2012.

“2013 was a strong year for BlackRock, with 21% growth in as adjusted EPS and 13% growth in as adjusted operating income, fueled by long-term net inflows of over $117 billion,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “Throughout the year we demonstrated the collective strength and stability of our diversified, multi-client platform. We saw growth across all of our businesses – Retail, iShares®, Institutional and BlackRock Solutions.”

(Amounts in millions, except per share data)	Q4 2013	Q4 2012	Change	Q3 2013	Change	Full Year		Change
						2013	2012
AUM	$4,324,088	$3,791,588	14%	$4,096,356	6%	$4,324,088	$3,791,588	14%
GAAP basis:
Revenue	$2,777	$2,539	9%	$2,472	12%	$10,180	$9,337	9%
Operating income	$1,133	$1,005	13%	$966	17%	$3,857	$3,524	9%
Operating margin	40.8%	39.6%	120 bps	39.1%	170 bps	37.9%	37.7%	20 bps
Net income(2)	$841	$690	22%	$730	15%	$2,932	$2,458	19%
Diluted EPS	$4.86	$3.93	24%	$4.21	15%	$16.87	$13.79	22%
Weighted average diluted shares	173.0	175.2	(1%)	173.4	-%	173.8	178.0	(2%)
As Adjusted:
Operating income(1)	$1,143	$1,041	10%	$978	17%	$4,024	$3,574	13%
Operating margin(1)	42.7%	42.6%	10 bps	41.2%	150 bps	41.4%	40.4%	100 bps
Net income(1) (2)	$851	$695	22%	$672	27%	$2,882	$2,438	18%
Diluted EPS(1)	$4.92	$3.96	24%	$3.88	27%	$16.58	$13.68	21%

(1)	See notes (a) through (f) to the Condensed Consolidated Statements of Income and Supplemental Information on pages 12 through 15 for more information on as adjusted items and the reconciliation to GAAP.
(2)	Net income represents net income attributable to BlackRock, Inc.

“Investment performance remains our highest priority, and BlackRock’s strong five-year track record in fixed income positions us well for growth in 2014. The changes we made to our U.S. Fundamental Active Equity team are paying dividends, with the four largest funds under new management all showing material performance improvement.

“Expanding our retail presence was a key strategic priority entering 2013. We continued to raise the profile of our BlackRock and iShares brands, evolve our product set and deepen our distribution relationships, driving results across our platform.

“We grew our Global Retail business organically by 10% with $38.8 billion of net inflows for the year, significantly outpacing our 3% organic growth in 2012. U.S. Retail flows were driven by investors seeking outcome-oriented solutions, including unconstrained fixed income, bundled multi-asset and alternative products, led by our high-performing flagship Strategic Income Opportunities fund, which raised net inflows of $6.9 billion in 2013. International Retail organic growth of 15% for the year showcased the progress we’ve made in diversifying our global offering, contributing nearly half of Retail flows in 2013.

“Increasing longevity and insufficient returns in traditional retirement savings vehicles have created a duration gap between retirement savings and actual needs. BlackRock continues to partner with clients to help them prepare more effectively for retirement. This dialogue helped drive $30 billion of defined contribution net inflows this year, increasing our total AUM in this channel to more than $525 billion. LifePath®, the industry’s first target-date product, was a critical driver of that success, surpassing $100 billion in assets managed on behalf of more than eight million individual investors.

“2013 marked BlackRock’s 25th anniversary, and though we have grown substantially over that time, we remain faithful to our founding principles and continue to challenge ourselves to meet the constantly evolving needs of our clients. Our experience over these past 25 years reinforces the critical importance of focusing on our role as a fiduciary to our clients. Especially in today’s regulatory climate, it is vital that every employee of BlackRock look to do the right thing in every situation every day.

“Finally, I want to thank BlackRock’s employees for their dedication and outstanding contribution to the success of the firm this past year. Looking ahead to 2014, we are confident that we have positioned BlackRock to meet investor needs in all market environments, and look forward to continuing to deliver for our clients and shareholders.”

Fourth Quarter Business Highlights

The following table presents long-term net flows, AUM, base fees and business mix by client and product type:

(Dollar amounts in millions)	Q4 2013 Long-term Net flows	December 31, 2013 AUM	Q4 2013 Base Fees(1)	December 31, 2013 AUM % of Total	Q4 2013 Base Fees(1) % of Total
Retail	$16,587	$487,777	$753	12%	35%
iShares	19,089	914,372	780	23%	35%
Institutional:
Active	8,002	932,410	462	23%	21%
Index	(3,202)	1,677,650	208	42%	9%
Total institutional	4,800	2,610,060	670	65%	30%
Total long-term	$40,476	$4,012,209	$2,203	100%	100%

(Dollar amounts in millions)	Q4 2013 Long-term Net flows	December 31, 2013 AUM	Q4 2013 Base Fees(1)	December 31, 2013 AUM % of Total	Q4 2013 Base Fees(1) % of Total
Equity	$24,676	$2,317,695	$1,245	57%	57%
Fixed income	1,497	1,242,186	495	31%	22%
Multi-asset	17,355	341,214	276	9%	13%
Alternatives	(3,052)	111,114	187	3%	8%
Total long-term	$40,476	$4,012,209	$2,203	100%	100%

(1)	Base fees include investment advisory, administration fees and securities lending revenue.

Long-term net inflows were positive across all regions, with net inflows of $31.6 billion, $6.5 billion and $2.4 billion from clients in the Americas (defined as the United States, Caribbean, Canada, Latin America and Iberia), EMEA and Asia-Pacific, respectively. At December 31, 2013, BlackRock managed 61% of long-term AUM for investors in the Americas and 39% for international clients.

A discussion of the Company’s net flows by client type for the fourth quarter of 2013 is presented below.

•	Retail global long-term net inflows of $16.6 billion included net inflows of $9.4 billion in the United States and $7.2 billion internationally. Long-term net inflows were diversified across all asset classes, led by multi-asset class net inflows of $6.5 billion, with particular demand for our Multi-Asset Income fund. Equity net inflows of $4.8 billion were driven by flows into our European Equities suite. Fixed income net inflows of $3.9 billion reflected strong interest in unconstrained fixed income offerings, such as our Strategic Income Opportunities fund, which had net inflows of $2.4 billion during the quarter. Alternative mutual funds generated over $1 billion in net inflows for the third straight quarter, driven by our Global Long/Short Credit fund.

•	iShares long-term net inflows of $19.1 billion included U.S. and European iShares net inflows of $11.0 billion and $8.3 billion, respectively. Demand for European equity exposures, global funds and Japanese equities drove equity net inflows of $24.1 billion, which were partially offset by fixed income and commodities net outflows of $3.5 billion and $1.6 billion, respectively. The Core Series generated $10.9 billion of net inflows, concentrated in U.S. equity.

•	Institutional active long-term net inflows of $8.0 billion reflected strong flows of $12.1 billion into multi-asset class products, reflecting demand for our LifePath target-date suite, including two large open-architecture glidepath assignments. Multi-asset class net inflows were partially offset by alternatives net outflows of $2.9 billion, driven by non-core active currency redemptions and return of capital, and equity net outflows of $1.8 billion.

•	Institutional index long-term net outflows of $3.2 billion were driven by equity and multi-asset class net outflows, which were partially offset by fixed income net inflows.

Cash management AUM increased 6% with $14.3 billion of net inflows to $275.6 billion.

Advisory AUM decreased 6% to $36.3 billion due to planned portfolio liquidations.

Investment performance at December 31, 2013 is presented in the following table:

Investment performance(1)
	One-year period	Three-year period	Five-year period
Fixed Income:
Actively managed products above benchmark or peer median
Taxable	77%	87%	88%
Tax-exempt	53%	66%	67%
Passively managed products within or above applicable tolerance	97%	99%	91%
Equity:
Actively managed products above benchmark or peer median
Fundamental	51%	50%	48%
Scientific	94%	96%	91%
Passively managed products within or above applicable tolerance	94%	98%	94%
(1)	Past performance is not indicative of future results. The performance information shown is based on preliminary available data. Please refer to page 16 for performance disclosure detail.

Fourth Quarter Financial Highlights

Comparison of the Fourth Quarter 2013 with the Fourth Quarter of 2012 GAAP Results

Operating income: Operating income totaled $1.1 billion compared with $1.0 billion in the prior year.

Revenue of $2.8 billion increased $238 million from the prior year, primarily due to the following:

•	Investment advisory, administration fees and securities lending revenue of $2.3 billion increased $199 million from the prior year due to growth in long-term average AUM. Securities lending fees totaled $100 million in the current quarter and $113 million in the prior year quarter. The decrease in securities lending fees primarily reflected lower spreads consistent with industry trends, partially offset by an increase in average balances of securities on loan.

•	Performance fees revenue totaled $268 million in the current quarter compared with $239 million in the fourth quarter of 2012, primarily reflecting strong performance in alternative products. Both quarters reflected significant fees from the liquidation of opportunistic funds.

•	BlackRock Solutions and advisory revenue totaled $157 million in the current quarter compared with $136 million in the fourth quarter of 2012. The current quarter reflected an $18 million increase in Aladdin® business revenues to $114 million.

•	Other revenue totaled $53 million in the current quarter compared with $70 million in the fourth quarter of 2012. The decrease largely reflected lower earnings from certain strategic investments.

Total operating expenses of $1.6 billion increased $110 million from the prior year, primarily due to the following:

•	Employee compensation and benefits totaled $925 million in the current quarter compared with $848 million in the fourth quarter of 2012. The increase reflected higher headcount and higher incentive compensation driven by higher operating income.

•	Direct fund expenses totaled $167 million compared with $151 million in the fourth quarter of 2012. The increase reflected higher average AUM where BlackRock pays certain nonadvisory expenses of the funds.

•	General and administration expenses totaled $410 million in the current quarter compared with $401 million in the fourth quarter of 2012. The current quarter reflected various lease exit costs and the fourth quarter of 2012 included a one-time $30 million contribution to the Company’s bank-managed short-term investment funds (“STIFs”).

Nonoperating income (expense): Nonoperating income, net of noncontrolling interests, in the current quarter of $15 million reflected higher net positive marks compared with the prior year quarter.

Income tax expense: Income tax expense totaled $307 million in the current quarter compared with $288 million in the fourth quarter of 2012. The GAAP effective income tax rate was 26.7% compared with 29.4% for the prior year quarter. The current quarter GAAP tax rate benefited from certain nonrecurring items. The fourth quarter of 2012 GAAP tax rate included $20 million of noncash benefits primarily associated with revaluation of certain deferred tax liabilities, which have been excluded from the as adjusted results. The as adjusted effective income tax rate was 26.5% for the current quarter and 31.4% for the fourth quarter of 2012.

Comparison of the Fourth Quarter 2013 with the Third Quarter of 2013 GAAP Results

Operating income: Operating income totaled $1.1 billion compared with $966 million in the prior quarter.

Revenue of $2.8 billion increased $305 million from the prior quarter, primarily due to the following:

•	Investment advisory, administration fees and securities lending revenue of $2.3 billion increased $127 million from the prior quarter due to growth in long-term average AUM. Securities lending fees totaled $100 million and $99 million in the current quarter and the third quarter of 2013, respectively. Securities lending fees were primarily affected by higher average balances of securities on loan and the overall decline in spreads.

•	Performance fees revenue totaled $268 million in the current quarter compared with $96 million in the third quarter of 2013. The increase primarily reflected strong performance in alternative products, a seasonally higher number of funds with performance measurement locks and a significant fee associated with the partial liquidation of a closed-end opportunistic mortgage fund.

Total operating expenses of $1.6 billion increased $138 million from the prior quarter, primarily due to the following:

•	Employee compensation and benefits totaled $925 million in the current quarter compared with $866 million in the third quarter of 2013. The increase reflected higher incentive compensation driven by higher operating income, including higher performance fees.

•	General and administration expenses totaled $410 million in the current quarter compared with $334 million in the third quarter of 2013. The increase primarily reflected higher marketing and promotional costs, various lease exit costs, higher professional services expenses and other general and administration expenses, including foreign currency exchange movements.

Nonoperating income (expense): Nonoperating income, net of noncontrolling interests, in the current quarter of $15 million reflected higher net positive marks compared with the third quarter of 2013.

Income tax expense: Income tax expense totaled $307 million in the current quarter compared with $219 million in the third quarter of 2013. The GAAP effective income tax rate was 26.7% compared with 23.1% for the third quarter. The current quarter GAAP tax rate benefited from certain nonrecurring items. The third quarter of 2013 GAAP tax rate included a $64 million net noncash benefit primarily related to the revaluation of certain deferred income tax liabilities, including the effect of legislation enacted in the United Kingdom and domestic state and local income tax changes, which has been excluded from the as adjusted results. The as adjusted effective income tax rate was 26.5% for the current quarter and 29.9% for the third quarter of 2013.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Laurence D. Fink, and Chief Financial Officer, Gary Shedlin, will host a teleconference call for investors and analysts on Thursday, January 16, 2014 at 8:30 a.m. (Eastern Time). Members of the public who are interested in participating in the teleconference should dial, from the United States, (800) 374-0176, or from outside the United States, (706) 679-8281, shortly before 8:30 a.m. and reference the BlackRock Conference Call (ID Number 27105019). A live, listen-only webcast will also be available via the investor relations section of www.blackrock.com.

Both the teleconference and webcast will be available for replay by 12:30 p.m. (Eastern Time) on Thursday, January 16, 2014 and ending at midnight on Thursday, January 30, 2014. To access the replay of the teleconference, callers from the United States should dial (800) 585-8367 and callers from outside the United States should dial (404) 537-3406 and enter the Conference ID Number 27105019. To access the webcast, please visit the investor relations section of www.blackrock.com.

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. At December 31, 2013, BlackRock’s AUM was $4.324 trillion. BlackRock helps clients meet their goals and overcome challenges with a range of products that include separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®. Headquartered in New York City, as of December 31, 2013, the firm had approximately 11,400 employees in more than 30 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa. For additional information, please visit the Company’s website at www.blackrock.com.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in millions, except per share data), (unaudited)

					Three Months
	Three Months Ended				Ended
	December 31,				September 30,
	2013	2012	Change		2013	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$2,280	$2,081	$199		$2,153	$127
Investment advisory performance fees	268	239	29		96	172
BlackRock Solutions and advisory	157	136	21		156	1
Distribution fees	19	13	6		19	-
Other revenue	53	70	(17)		48	5

Total revenue	2,777	2,539	238		2,472	305

Expenses
Employee compensation and benefits	925	848	77		866	59
Distribution and servicing costs	87	82	5		85	2
Amortization of deferred sales commissions	14	12	2		14	-
Direct fund expenses	167	151	16		167	-
General and administration	410	401	9		334	76
Amortization of intangible assets	41	40	1		40	1

Total expenses	1,644	1,534	110		1,506	138

Operating income	1,133	1,005	128		966	167

Nonoperating income (expense)

Net gain (loss) on investments	70	20	50		32	38
Net gain (loss) on consolidated variable interest entities	2	(39)	41		(6)	8
Interest and dividend income	4	9	(5)		8	(4)
Interest expense	(52)	(57)	5		(52)	-

Total nonoperating income (expense)	24	(67)	91		(18)	42

Income before income taxes	1,157	938	219		948	209
Income tax expense	307	288	19		219	88

Net income	850	650	200		729	121
Less:
Net income (loss) attributable to noncontrolling interests	9	(40)	49		(1)	10

Net income attributable to BlackRock, Inc.	$841	$690	$151		$730	$111

Weighted-average common shares outstanding (f)
Basic	169,010,606	171,518,278	(2,507,672)		169,811,633	(801,027)
Diluted	172,999,529	175,176,037	(2,176,508)		173,371,508	(371,979)
Earnings per share attributable to BlackRock, Inc. common stockholders (e) (f)
Basic	$4.98	$4.02	$0.96		$4.30	$0.68
Diluted	$4.86	$3.93	$0.93		$4.21	$0.65
Cash dividends declared and paid per share	$1.68	$1.50	$0.18		$1.68	$0.00

Supplemental information:

AUM (end of period)	$4,324,088	$3,791,588	$532,500		$4,096,356	$227,732
Shares outstanding (end of period)	168,724,763	171,215,729	(2,490,966)		169,412,929	(688,166)
GAAP:
Operating margin	40.8%	39.6%	120 bps		39.1%	170 bps
Effective tax rate	26.7%	29.4%	(270) bps		23.1%	360 bps
As adjusted:
Operating income (a)	$1,143	$1,041	$102		$978	$165
Operating margin (a)	42.7%	42.6%	10 bps		41.2%	150 bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (b)	$13	($27)	$40		($21)	$34
Net income attributable to BlackRock, Inc. (c) (d)	$851	$695	$156		$672	$179
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (c) (d) (e) (f)	$4.92	$3.96	$0.96		$3.88	$1.04
Effective tax rate	26.5%	31.4%	(490)	bps	29.9%	(340) bps

See notes (a) through (f) on pages 12-15 for more information on as adjusted items and the reconciliation to GAAP.

Condensed Consolidated Statements of Income and Supplemental Information

(Dollar amounts in millions, except per share data), (unaudited)

	Year Ended
	December 31,
	2013	2012	Change
Revenue
Investment advisory, administration fees and securities lending revenue	$8,739	$8,072	$667
Investment advisory performance fees	561	463	98
BlackRock Solutions and advisory	577	518	59
Distribution fees	73	71	2
Other revenue	230	213	17

Total revenue	$10,180	9,337	843

Expenses
Employee compensation and benefits	3,560	3,287	273
Distribution and servicing costs	353	364	(11)
Amortization of deferred sales commissions	52	55	(3)
Direct fund expenses	657	591	66
General and administration	1,540	1,359	181
Amortization of intangible assets	161	157	4

Total expenses	6,323	5,813	510

Operating income	3,857	3,524	333

Nonoperating income (expense)

Net gain (loss) on investments	305	163	142
Net gain (loss) on consolidated variable interest entities	-	(38)	38
Interest and dividend income	22	36	(14)
Interest expense	(211)	(215)	4

Total nonoperating income (expense)	116	(54)	170

Income before income taxes	3,973	3,470	503
Income tax expense	1,022	1,030	(8)

Net income	2,951	2,440	511
Less:
Net income (loss) attributable to noncontrolling interests	19	(18)	37

Net income attributable to BlackRock, Inc.	$2,932	$2,458	$474

Weighted-average common shares outstanding (f)
Basic	170,185,870	174,961,018	(4,775,148)
Diluted	173,828,902	178,017,679	(4,188,777)
Earnings per share attributable to BlackRock, Inc. common stockholders (e) (f)
Basic	$17.23	$14.03	$3.20
Diluted	$16.87	$13.79	$3.08
Cash dividends declared and paid per share	$6.72	$6.00	$0.72

Supplemental information:

AUM (end of period)	$4,324,088	$3,791,588	$532,500
Shares outstanding (end of period)	168,724,763	171,215,729	(2,490,966)
GAAP:
Operating margin	37.9%	37.7%	20 bps
Effective tax rate	25.8%	29.5%	(370) bps
As adjusted:
Operating income (a)	$4,024	$3,574	$450
Operating margin (a)	41.4%	40.4%	100 bps
Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests (b)	$7	($42)	$49
Net income attributable to BlackRock, Inc. (c) (d)	$2,882	$2,438	$444
Diluted earnings attributable to BlackRock, Inc. common stockholders per share (c) (d) (e) (f)	$16.58	$13.68	$2.90
Effective tax rate	28.5%	31.0%	(250) bps

See notes (a) through (f) on pages 12-15 for more information on as adjusted items and the reconciliation to GAAP.

Assets Under Management

(Dollar amounts in millions), (unaudited)

Current Quarter Component Changes by Client Type and Product

		Net			Market
	September 30,	subscriptions			appreciation	Foreign	December 31,	Q4 2013
	2013	(redemptions)	Adjustments (1)	Acquisition (2)	(depreciation)	exchange (3)	2013	Average AUM (4)
Retail:
Equity	$174,732	$4,836	$13,066	$-	$9,523	$878	$203,035	$187,254
Fixed income	143,186	3,869	3,897	-	303	220	151,475	146,902
Multi-asset	106,017	6,544	2,662	-	1,786	45	117,054	112,121
Alternatives	14,514	1,338	-	136	154	71	16,213	15,378

Retail subtotal	438,449	16,587	19,625	136	11,766	1,214	487,777	461,655
iShares:
Equity	653,528	24,115	-	-	39,939	553	718,135	692,173
Fixed income	182,841	(3,533)	-	-	(816)	343	178,835	181,439
Multi-asset	1,179	93	-	-	43	(5)	1,310	1,244
Alternatives	19,361	(1,586)	-	-	(1,689)	6	16,092	17,991

iShares subtotal	856,909	19,089	-	-	37,477	897	914,372	892,847
Institutional:
Active:
Equity	130,864	(1,824)	-	-	9,675	11	138,726	135,834
Fixed income	503,243	561	-	-	1,668	(363)	505,109	505,593
Multi-asset	191,989	12,115	3,336	-	6,618	1,218	215,276	200,595
Alternatives	63,974	(2,850)	-	10,836	1,579	(240)	73,299	71,928

Active subtotal	890,070	8,002	3,336	10,836	19,540	626	932,410	913,950
Index:
Equity	1,189,588	(2,451)	(18,238)	-	90,123	(1,223)	1,257,799	1,232,908
Fixed income	408,289	600	(4,723)	-	285	2,316	406,767	411,023
Multi-asset	8,932	(1,397)	-	-	193	(154)	7,574	8,099
Alternatives	5,528	46	-	-	(127)	63	5,510	5,540

Index subtotal	1,612,337	(3,202)	(22,961)	-	90,474	1,002	1,677,650	1,657,570

Institutional subtotal	2,502,407	4,800	(19,625)	10,836	110,014	1,628	2,610,060	2,571,520

Long-term	3,797,765	40,476	-	10,972	159,257	3,739	4,012,209	$3,926,022

Cash management	260,077	14,251	-	-	159	1,067	275,554
Advisory (5)	38,514	(1,407)	-	-	(168)	(614)	36,325

Total	$4,096,356	$53,320	$-	$10,972	$159,248	$4,192	$4,324,088

Current Quarter Component Changes by Product

		Net			Market
	September 30,	subscriptions			appreciation	Foreign	December 31,	Q4 2013
	2013	(redemptions)	Adjustments (1)	Acquisition (2)	(depreciation)	exchange (3)	2013	Average AUM (4)
Equity:
Active	$297,484	$892	$-	$-	$18,251	$635	$317,262	$309,564
iShares	653,528	24,115	-	-	39,939	553	718,135	692,173
Fixed income:
Active	646,193	4,289	-	-	1,965	(238)	652,209	651,200
iShares	182,841	(3,533)	-	-	(816)	343	178,835	181,439
Multi-asset	308,117	17,355	5,998	-	8,640	1,104	341,214	322,059
Alternatives:
Core	72,758	(602)	-	10,972	1,769	129	85,026	82,166
Currency and commodities (6)	30,619	(2,450)	-	-	(1,852)	(229)	26,088	28,671

Subtotal	2,191,540	40,066	5,998	10,972	67,896	2,297	2,318,769	2,267,272
Non-ETF Index:
Equity	1,197,700	(331)	(5,172)	-	91,070	(969)	1,282,298	1,246,432
Fixed income	408,525	741	(826)	-	291	2,411	411,142	412,318

Subtotal Non-ETF Index	1,606,225	410	(5,998)	-	91,361	1,442	1,693,440	1,658,750

Long-term	$3,797,765	$40,476	$-	$10,972	$159,257	$3,739	$4,012,209	$3,926,022

(1)	Amounts include $19.6 billion of AUM related to fund ranges reclassed from institutional to retail and $6.0 billion of AUM reclassed from non-ETF index equity and fixed income to multi-asset.
(2)	Amounts represent $11.0 billion of AUM acquired in the MGPA acquisition in October 2013.
(3)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(4)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing four months.
(5)	Advisory AUM represents long-term portfolio liquidation assignments.
(6)	Amounts include commodity iShares.

Assets Under Management

(Dollar amounts in millions), (unaudited)

Year-over-Year Component Changes by Client Type and Product

		Net			Market
	December 31,	subscriptions			appreciation	Foreign	December 31,	Full Year
	2012	(redemptions)	Adjustments (1)	Acquisitions (2)	(depreciation)	exchange (3)	2013	Average AUM (4)
Retail:
Equity	$164,748	$3,641	$13,066	$-	$20,743	$837	$203,035	$173,886
Fixed income	138,425	14,197	3,897	-	(5,338)	294	151,475	143,929
Multi-asset	90,626	14,821	2,663	-	9,039	(95)	117,054	102,276
Alternatives	9,685	6,145	-	136	136	111	16,213	12,585

Retail subtotal	403,484	38,804	19,626	136	24,580	1,147	487,777	432,676
iShares:
Equity	534,648	74,119	-	13,021	95,335	1,012	718,135	620,113
Fixed income	192,852	(7,450)	-	1,294	(8,477)	616	178,835	186,264
Multi-asset	869	355	-	-	96	(10)	1,310	1,115
Alternatives	24,337	(3,053)	-	1,645	(6,863)	26	16,092	20,084

iShares subtotal	752,706	63,971	-	15,960	80,091	1,644	914,372	827,576
Institutional:
Active:
Equity	129,024	(16,504)	-	-	27,930	(1,724)	138,726	131,254
Fixed income	518,102	(3,560)	-	-	(6,247)	(3,186)	505,109	504,769
Multi-asset	166,708	28,955	3,335	-	14,193	2,085	215,276	184,958
Alternatives	70,861	(9,819)	-	10,836	2,593	(1,172)	73,299	68,364

Active subtotal	884,695	(928)	3,335	10,836	38,469	(3,997)	932,410	889,345
Index:
Equity	1,017,081	8,001	(18,238)	-	260,333	(9,378)	1,257,799	1,145,499
Fixed income	409,943	8,321	(4,723)	-	(4,840)	(1,934)	406,767	405,502
Multi-asset	9,545	(1,833)	-	-	476	(614)	7,574	8,913
Alternatives	4,912	777	-	-	(259)	80	5,510	5,440

Index subtotal	1,441,481	15,266	(22,961)	-	255,710	(11,846)	1,677,650	1,565,354

Institutional subtotal	2,326,176	14,338	(19,626)	10,836	294,179	(15,843)	2,610,060	2,454,699

Long-term	3,482,366	117,113	-	26,932	398,850	(13,052)	4,012,209	$3,714,951

Cash management	263,743	10,056	-	-	395	1,360	275,554
Advisory (5)	45,479	(7,442)	-	-	(538)	(1,174)	36,325

Total	$3,791,588	$119,727	$-	$26,932	$398,707	$(12,866)	$4,324,088

Year-over-Year Component Changes by Product

		Net			Market
	December 31,	subscriptions			appreciation	Foreign	December 31,	Full Year
	2012	(redemptions)	Adjustments (1)	Acquisitions (2)	(depreciation)	exchange (3)	2013	Average AUM (4)
Equity:
Active	$287,215	$(15,377)	$-	$-	$46,530	$(1,106)	$317,262	$295,776
iShares	534,648	74,119	-	13,021	95,335	1,012	718,135	620,113
Fixed income:
Active	656,331	10,443	-	-	(11,584)	(2,981)	652,209	648,143
iShares	192,852	(7,450)	-	1,294	(8,477)	616	178,835	186,264
Multi-asset	267,748	42,298	5,998	-	23,804	1,366	341,214	297,262
Alternatives:
Core	68,367	2,703	-	10,972	3,012	(28)	85,026	73,827
Currency and commodities (6)	41,428	(8,653)	-	1,645	(7,405)	(927)	26,088	32,646

Subtotal	2,048,589	98,083	5,998	26,932	141,215	(2,048)	2,318,769	2,154,031
Non-ETF Index:
Equity	1,023,638	10,515	(5,172)	-	262,476	(9,159)	1,282,298	1,154,863
Fixed income	410,139	8,515	(826)	-	(4,841)	(1,845)	411,142	406,057

Subtotal Non-ETF Index	1,433,777	19,030	(5,998)	-	257,635	(11,004)	1,693,440	1,560,920

Long-term	$3,482,366	$117,113	$-	$26,932	$398,850	$(13,052)	$4,012,209	$3,714,951

(1)	Amounts include $19.6 billion of AUM related to fund ranges reclassed from institutional to retail and $6.0 billion of AUM reclassed from non-ETF index equity and fixed income to multi-asset.
(2)	Amounts represent $16.0 billion of AUM acquired in the Credit Suisse ETF acquisition in July 2013 and $11.0 billion of AUM acquired in the MGPA acquisition in October 2013.
(3)	Foreign exchange reflects the impact of converting non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
(4)	Average AUM is calculated as the average of the month-end spot AUM amounts for the trailing thirteen months.
(5_	Advisory AUM represents long-term portfolio liquidation assignments.
(6)	Amounts include commodity iShares.

NOTE:	Certain prior period information has been reclassified to conform to current period presentation.

Summary of Revenues

(Dollar amounts in millions), (unaudited)

	Three Months Ended December 31,		$ Change	Three Months Ended September 30, 2013	$ Change	Year Ended December 31,		$ Change
	2013	2012				2013	2012
Investment advisory, administration fees and securities lending revenue:
Equity:
Active	$451	$440	$11	$425	$26	$1,741	$1,753	($12)
iShares	646	515	131	589	57	2,390	1,941	449
Fixed income:
Active	321	317	4	314	7	1,269	1,182	87
iShares	115	120	(5)	113	2	464	441	23
Multi-asset	276	239	37	262	14	1,039	957	82
Alternatives:
Core	162	130	32	142	20	576	525	51
Currency and commodities	25	34	(9)	27	(2)	107	131	(24)

Subtotal	1,996	1,795	201	1,872	124	7,586	6,930	656
Non-ETF Index:
Equity	148	134	14	145	3	594	552	42
Fixed income	59	58	1	61	(2)	238	229	9

Subtotal Non-ETF Index	207	192	15	206	1	832	781	51

Long-term	2,203	1,987	216	2,078	125	8,418	7,711	707
Cash management	77	94	(17)	75	2	321	361	(40)

Total base fees	2,280	2,081	199	2,153	127	8,739	8,072	667

Investment advisory performance fees:
Equity	46	49	(3)	11	35	91	88	3
Fixed income	13	19	(6)	2	11	25	48	(23)
Multi-asset	10	9	1	4	6	24	15	9
Alternatives	199	162	37	79	120	421	312	109

Total	268	239	29	96	172	561	463	98

BlackRock Solutions and advisory	157	136	21	156	1	577	518	59
Distribution fees	19	13	6	19	-	73	71	2
Other revenue	53	70	(17)	48	5	230	213	17

Total revenue	$2,777	$2,539	$238	$2,472	$305	$10,180	$9,337	$843

Summary of Nonoperating Income (Expense)

(Dollar amounts in millions), (unaudited)

		Three Months Ended December 31,			Three Months Ended September 30, 2013		Year Ended December 31,
		2013	2012	$ Change		$ Change	2013	2012	$ Change
Nonoperating income (expense), GAAP basis		$24	($67)	$91	($18)	$42	$116	($54)	$170
Less: Net income (loss) attributable to NCI		9	(40)	49	(1)	10	19	(18)	37

Nonoperating income (expense)(1)		$15	($27)	$42	($17)	$32	$97	($36)	$133

	Estimated economic investments at December 31, 2013(2)	Three Months Ended December 31,			Three Months Ended September 30, 2013		Year Ended December 31,
		2013	2012	$ Change		$ Change	2013	2012	$ Change
Net gain (loss) on investments(1)
Private equity	15-20%	$17	($1)	$18	$12	$5	$52	$36	$16
Real estate	5-10%	7	5	2	7	-	24	14	10
Distressed credit/mortgage funds	5-10%	12	15	(3)	5	7	40	69	(29)
Hedge funds/funds of hedge funds	20-25%	20	3	17	(3)	23	25	20	5
Other investments(3)	40-45%	5	(1)	6	2	3	16	(2)	18

Subtotal		61	21	40	23	38	157	137	20
Gain related to PennyMac IPO		-	-	-	-	-	39	-	39
Gain related to the Charitable Contribution		-	-	-	-	-	80	-	80
Investments related to deferred compensation plans		2	-	2	4	(2)	10	6	4

Total net gain (loss) on investments(1)		63	21	42	27	36	286	143	143
Interest and dividend income		4	9	(5)	8	(4)	22	36	(14)
Interest expense		(52)	(57)	5	(52)	-	(211)	(215)	4

Net interest expense		(48)	(48)	-	(44)	(4)	(189)	(179)	(10)

Total nonoperating income (expense)(1)		15	(27)	42	(17)	32	97	(36)	133
Gain related to the Charitable Contribution		-	-	-	-	-	(80)	-	(80)
Compensation expense related to (appreciation) depreciation on deferred compensation plans		(2)	-	(2)	(4)	2	(10)	(6)	(4)

Nonoperating income (expense), as adjusted(1)		$13	($27)	$40	($21)	$34	$7	($42)	$49

(1) Net of net income (loss) attributable to noncontrolling interests (“NCI”).

(2) Percentages represent estimated percentages of BlackRock’s corporate economic investment portfolio at December 31, 2013. Economic investment amounts at September 30, 2013 for private equity, real estate, distressed credit/mortgage funds, hedge funds/funds of hedge funds and other investments were $279 million, $130 million, $186 million, $157 million and $564 million, respectively. See the 2013 third quarter Form 10-Q for more information.

(3) Amounts include net gains (losses) related to equity, fixed income and commodity investments, and BlackRock’s seed capital hedging program.

Economic Tangible Assets

(Dollar amounts in billions), (unaudited)

The Company presents economic tangible assets as additional information to enable investors to eliminate gross presentation of certain assets that have equal and offsetting liabilities or noncontrolling interests that ultimately do not have an impact on stockholders’ equity (excluding appropriated retained earnings related to consolidated collateralized loan obligations) or cash flows. In addition, goodwill and intangible assets are excluded from economic tangible assets.

	December 31,	December 31,
	2013 (Est.)	2012
Total balance sheet assets	$220	$200
Separate account assets and separate account collateral held under securities lending agreements	(177)	(158)
Consolidated VIEs/sponsored investment funds	(3)	(2)
Goodwill and intangible assets, net	(30)	(30)

Economic tangible assets	$10	$10

Economic tangible assets include cash, receivables, seed and co-investments, regulatory investments and other assets.

Notes to Condensed Consolidated Statements of Income and Supplemental Information (unaudited)

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP basis financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and, for the reasons described below, considers them to be effective indicators, for both management and investors, of BlackRock’s financial performance over time. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Computations for all periods are derived from the condensed consolidated statements of income as follows:

(a) Operating income, as adjusted, and operating margin, as adjusted:

Operating income, as adjusted, equals operating income, GAAP basis, excluding certain items management deems nonrecurring, recurring infrequently or transactions that ultimately will not impact BlackRock’s book value, as indicated in the table below. Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors.

Operating income, as adjusted and operating margin, as adjusted
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
(Dollar amounts in millions)	2013	2012	2013	2013	2012
Operating income, GAAP basis	$1,133	$1,005	$966	$3,857	$3,524
Non-GAAP expense adjustments:
PNC LTIP funding obligation	8	6	8	33	22
Charitable Contribution	-	-	-	124	-
U.K. lease exit costs	-	-	-	-	(8)
Contribution to STIFs	-	30	-	-	30
Compensation expense related to appreciation (depreciation) on deferred compensation plans	2	-	4	10	6

Operating income, as adjusted	1,143	1,041	978	4,024	3,574
Closed-end fund launch costs	-	-	-	16	22
Closed-end fund launch commissions	-	-	-	2	3

Operating income used for operating margin measurement	$1,143	$1,041	$978	$4,042	$3,599

Revenue, GAAP basis	$2,777	$2,539	$2,472	$10,180	$9,337
Non-GAAP adjustments:
Distribution and servicing costs	(87)	(82)	(85)	(353)	(364)
Amortization of deferred sales commissions	(14)	(12)	(14)	(52)	(55)

Revenue used for operating margin measurement	$2,676	$2,445	$2,373	$9,775	$8,918

Operating margin, GAAP basis	40.8%	39.6%	39.1%	37.9%	37.7%

Operating margin, as adjusted	42.7%	42.6%	41.2%	41.4%	40.4%

Notes to Condensed Consolidated Statements of Income and Supplemental Information (unaudited)

(a) (continued)

•	Operating income, as adjusted, includes non-GAAP expense adjustments. The portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by PNC has been excluded because it ultimately does not impact BlackRock’s book value. In 2013, the Charitable Contribution has been excluded from operating income, as adjusted, due to its nonrecurring nature and because the noncash, nonoperating pre-tax gain of $80 million related to the contributed PennyMac investment is reported in nonoperating income (expense). The U.K. lease exit costs incurred in 2012 represent an adjustment related to the costs initially recorded in 2011 associated with costs to exit two London locations. Contribution to STIFs represents a contribution to certain of the Company’s bank-managed STIFs. Compensation expense associated with appreciation (depreciation) on investments related to certain BlackRock deferred compensation plans has been excluded as returns on investments set aside for these plans, which substantially offset this expense, are reported in nonoperating income (expense).

Management believes operating income exclusive of these items is a useful measure in evaluating BlackRock’s operating performance and helps enhance the comparability of this information for the reporting periods presented.

•	Operating margin, as adjusted, allows BlackRock to compare performance from period to period by adjusting for items that may not recur, recur infrequently or may have an economic offset in nonoperating income (expense). BlackRock also uses operating margin, as adjusted, to monitor corporate performance and efficiency and as a benchmark to compare its performance with other companies. Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. The non-GAAP measure by itself may pose limitations because it does not include all of BlackRock’s revenues and expenses.

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of closed-end fund launch costs and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenues associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

Revenue used for operating margin, as adjusted, excludes distribution and servicing costs paid to related parties and other third parties. Management believes the exclusion of such costs is useful because it creates consistency in the treatment for certain contracts for similar services, which due to the terms of the contracts, are accounted for under GAAP on a net basis within investment advisory, administration fees and securities lending revenue. Amortization of deferred sales commissions is excluded from revenue used for operating margin measurement, as adjusted, because such costs, over time, substantially offset distribution fee revenue the Company earns. For each of these items, BlackRock excludes from revenue used for operating margin, as adjusted, the costs related to each of these items as a proxy for such offsetting revenues.

Notes to Condensed Consolidated Statements of Income and Supplemental Information (unaudited)

(b) Nonoperating income (expense), less net income (loss) attributable to noncontrolling interests, as adjusted, is presented below. The compensation expense offset is recorded in operating income. This compensation expense has been included in nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, to offset returns on investments set aside for these plans, which are reported in nonoperating income (expense), GAAP basis.

Management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides comparability of information among reporting periods and is an effective measure for reviewing BlackRock’s nonoperating contribution to results. As compensation expense associated with (appreciation) depreciation on investments related to certain deferred compensation plans, which is included in operating income, substantially offsets the gain (loss) on the investments set aside for these plans, management believes nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted, provides a useful measure, for both management and investors, of BlackRock’s nonoperating results that impact book value. During the year ended December 31, 2013, the noncash, nonoperating pre-tax gain of $80 million related to the contributed PennyMac investment has been excluded from nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted due to its nonrecurring nature and because the more than offsetting associated Charitable Contribution expense of $124 million is reported in operating income.

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012
(Dollar amounts in millions)
Nonoperating income (expense), GAAP basis	$24	($67)	($18)	$116	($54)
Less: Net income (loss) attributable to NCI	9	(40)	(1)	19	(18)

Nonoperating income (expense), net of NCI	15	(27)	(17)	97	(36)
Gain related to Charitable Contribution	-	-	-	(80)	-
Compensation expense related to (appreciation) depreciation on deferred compensation plans	(2)	-	(4)	(10)	(6)

Nonoperating income (expense), less net income (loss) attributable to NCI, as adjusted	$13	($27)	($21)	$7	($42)

(c) Net income attributable to BlackRock, Inc., as adjusted: Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc., GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See note (a) Operating income, as adjusted, and operating margin, as adjusted, for information on the PNC LTIP funding obligation, Charitable Contribution, U.K. lease exit costs and contribution to STIFs.

Notes to Condensed Consolidated Statements of Income and Supplemental Information (unaudited)

The year ended December 31, 2013 included a tax benefit of approximately $48 million recognized in connection with the Charitable Contribution, including the $57 million recorded in the second quarter of 2013. The tax benefit has been excluded from net income attributable to BlackRock, Inc., as adjusted due to the nonrecurring nature of the Charitable Contribution. The year ended December 31, 2013 and 2012 reflected adjustments related to the revaluation of certain deferred income tax liabilities, including the effect of legislation enacted in the United Kingdom and domestic state and local income tax changes. The resulting decrease in income taxes has been excluded from net income attributable to BlackRock, Inc., as adjusted, as these items will not have a cash flow impact and to ensure comparability among periods presented.

Net income attributable to BlackRock, Inc., as adjusted
	Three Months Ended			Year Ended
(Amounts in millions, except per share data)	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012
Net income attributable to BlackRock, Inc., GAAP basis	$841	$690	$730	$2,932	$2,458
Non-GAAP adjustments, net of tax:(d)
PNC LTIP funding obligation	6	4	6	23	14
Amount related to the Charitable Contribution	9	-	-	(4)	-
U.K. lease exit costs	-	-	-	-	(5)
Contribution to STIFs	-	21	-	-	21
Income tax changes	(5)	(20)	(64)	(69)	(50)

Net income attributable to BlackRock, Inc., as adjusted	$851	$695	$672	$2,882	$2,438

Allocation of net income, as adjusted, to common shares(e)	$851	$694	$672	$2,882	$2,435
Diluted weighted-average common shares outstanding(f)	173.0	175.2	173.4	173.8	178.0
Diluted earnings per common share, GAAP basis(f)	$4.86	$3.93	$4.21	$16.87	$13.79
Diluted earnings per common share, as adjusted(f)	$4.92	$3.96	$3.88	$16.58	$13.68

(d) For each period presented, the non-GAAP adjustments, including the PNC LTIP funding obligation, U.K. lease exit costs and contribution to STIFs, were tax effected at the respective blended rates applicable to the adjustments. The year ended December 31, 2013 also included the tax benefit of approximately $48 million related to the Charitable Contribution.

(e) For the three and twelve months ended December 31, 2013, amounts exclude net income attributable to participating securities.

(f) Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations.

Forward-looking Statements

This earnings release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s Securities and Exchange Commission (“SEC”) reports and those identified elsewhere in this earnings release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or The PNC Financial Services Group, Inc. (“PNC”); (10) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (11) the ability to attract and retain highly talented professionals; (12) fluctuations in the carrying value of BlackRock’s economic investments; (13) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (14) BlackRock’s success in maintaining the distribution of its products; (15) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (16) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

BlackRock’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and BlackRock’s subsequent filings with the SEC, accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on the Company’s website is not a part of this earnings release.

Performance Notes

Past performance is not indicative of future results. Except as specified, the performance information shown is as of December 31, 2013 and is based on preliminarily data available at that time. The performance data shown reflects information for all actively and passively managed equity and fixed income accounts, including U.S. registered investment companies, European-domiciled retail funds and separate accounts for which performance data is available, including performance data for high net worth accounts available as of November 30, 2013. The performance data does not include accounts terminated prior to December 31, 2013 and accounts for which data has not yet been verified. If such accounts had been included, the performance data provided may have substantially differed from that shown.

Performance comparisons shown are gross-of-fees for U.S. retail, institutional and high net worth separate accounts as well as EMEA institutional separate accounts, and net of fee for European domiciled retail funds. The performance tracking shown for institutional index accounts is based on gross-of-fee performance and includes all institutional accounts and all iShares funds globally using an index strategy. AUM information is based on AUM available as of December 31, 2013 for each account or fund in the asset class shown without adjustment for overlapping management of the same account or fund. Fund performance reflects the reinvestment of dividends and distributions.

Source of performance information and peer medians is BlackRock, Inc. and is based in part on data from Lipper Inc. for U.S. funds and Morningstar, Inc. for non-U.S. funds.